Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Tim Sakahara
	SVP, Treasury Manager		AVP, Corporate Communications Manager
	(808) 544-3646		(808) 544-5125
	ian.tanaka@cpb.bank		tim.sakahara@cpb.bank

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL REPORTS FIRST QUARTER 2024 EARNINGS OF $12.9 MILLION

Highlights include:
•Net income of $12.9 million, or $0.48 per diluted share
•NIM of 2.83% compared to 2.84% in the previous quarter and 3.08% a year ago
•Total loans of $5.40 billion decreased by $37.6 million from the previous quarter
•Total deposits of $6.62 billion decreased by $228.7 million from the previous quarter, which included a decrease in government time deposits of $139.1 million
•Total risk-based capital and common equity tier 1 ratios of 14.8% and 11.6%, respectively
•Board of Directors approved quarterly cash dividend of $0.26 per share

HONOLULU, HI, April 24, 2024 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank (the "Bank" or "CPB"), today reported net income of $12.9 million, or fully diluted earnings per share ("EPS") of $0.48 for the first quarter of 2024, compared to net income of $14.9 million, or EPS of $0.55 in the previous quarter and net income of $16.2 million, or EPS of $0.60 in the year-ago quarter.

"Our financial results for the first quarter reflect our continued focus on optimizing the balance sheet, while maintaining strong liquidity, asset quality and capital," said Arnold Martines, President and Chief Executive Officer. "The first quarter was also significant as we celebrated our 70th year in business serving Hawaii. We are extremely proud to continue the legacy of our founders as a champion of local small businesses in Hawaii and we are pleased to be recognized by the SBA Hawaii District as the 2023 Lender of the Year for mid-sized banks in Hawaii."

Earnings Highlights
Net interest income was $50.2 million for the first quarter of 2024, which decreased by $1.0 million, or 1.9% from the previous quarter, and decreased by $4.0 million, or 7.4% from the year-ago quarter. Net interest margin ("NIM") was 2.83% for the first quarter of 2024, which decreased by 1 basis point ("bp" or "bps") from the previous quarter and decreased by 25 bps from the year-ago quarter. The sequential quarter decrease in net interest income was primarily due to higher average rates paid on interest-bearing deposits, combined with lower average loan balances, which was partially offset by higher average yields earned on loans.

The Company recorded a provision for credit losses of $3.9 million in the first quarter of 2024, compared to a provision of $4.7 million in the previous quarter and a provision of $1.9 million in the year-ago quarter. The provision in the first quarter consisted of a provision for credit losses on loans of $4.1 million and a credit to the provision for off-balance sheet exposures of $0.2 million.

Central Pacific Financial Reports First Quarter 2024 Earnings of $12.9 Million

Other operating income totaled $11.2 million for the first quarter of 2024, compared to $15.2 million in the previous quarter and $11.0 million in the year-ago quarter. The previous quarter included a non-recurring pre-tax net gain on the sale of a real estate property (included in other) of $5.1 million and losses on the sales of investment securities of $1.9 million.

Other operating expense totaled $40.6 million for the first quarter of 2024, compared to $42.5 million in the previous quarter and $42.1 million in the year-ago quarter. The previous quarter included a non-recurring branch lease termination expense (included in other) of $2.3 million.

The efficiency ratio was 66.05% for the first quarter of 2024, compared to 64.12% in the previous quarter and 64.58% in the year-ago quarter.

The effective tax rate was 23.5% for the first quarter of 2024, compared to 22.3% in the previous quarter and 23.8% in the year-ago quarter.

Balance Sheet Highlights
Total assets of $7.41 billion at March 31, 2024 decreased by $232.8 million, or 3.0% from $7.64 billion at December 31, 2023, and decreased by $111.2 million, or 1.5% from $7.52 billion at March 31, 2023. The Company had $312.9 million in cash on its balance sheet and $2.42 billion in total other liquidity sources, including available borrowing capacity and unpledged investment securities at March 31, 2024. Total available sources of liquidity as a percentage of uninsured and uncollateralized deposits was 118% at March 31, 2024. During the first quarter of 2024, excess balance sheet liquidity was used to pay off $139.1 million in higher cost government time deposits.

Total loans, net of deferred fees and costs, of $5.40 billion at March 31, 2024 decreased by $37.6 million, or 0.7% from $5.44 billion at December 31, 2023, and decreased by $156.0 million, or 2.8% from $5.56 billion at March 31, 2023. Average yields earned on loans during the first quarter of 2024 was 4.67%, compared to 4.55% in the previous quarter and 4.26% in the year-ago quarter.

Total deposits of $6.62 billion at March 31, 2024 decreased by $228.7 million or 3.3% from $6.85 billion at December 31, 2023, and decreased by $128.1 million, or 1.9% from $6.75 billion at March 31, 2023. Core deposits, which include demand deposits, savings and money market deposits and time deposits up to $250,000, totaled $5.90 billion at March 31, 2024, and decreased by $90.8 million, or 1.5% from $5.99 billion at December 31, 2023. Average rates paid on total deposits during the first quarter of 2024 was 1.32%, compared to 1.23% in the previous quarter and 0.60% in the year-ago quarter. At March 31, 2024, approximately 65% of the Company's total deposits were FDIC-insured or fully collateralized.

Asset Quality
Nonperforming assets totaled $10.1 million, or 0.14% of total assets at March 31, 2024, compared to $7.0 million, or 0.09% of total assets at December 31, 2023 and $5.3 million, or 0.07% of total assets at March 31, 2023.

Net charge-offs totaled $4.5 million in the first quarter of 2024, compared to net charge-offs of $5.5 million in the previous quarter, and net charge-offs of $2.3 million in the year-ago quarter. Annualized net charge-offs as a percentage of average loans was 0.34%, 0.41% and 0.16% during the three months ended March 31, 2024, December 31, 2023 and March 31, 2023, respectively.

The allowance for credit losses, as a percentage of total loans was 1.18% at March 31, 2024, compared to 1.18% at December 31, 2023, and 1.14% at March 31, 2023.

Capital
Total shareholders' equity was $507.2 million at March 31, 2024, compared to $503.8 million and $470.9 million at December 31, 2023 and March 31, 2023, respectively.

During the first quarter of 2024, the Company repurchased 49,960 shares of common stock, at a total cost of $0.9 million, or an average cost per share of $18.92. As of March 31, 2024, $19.1 million in share repurchase authorization remained available under the Company's share repurchase program.

The Company's leverage, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 capital ratios were 9.0%, 12.6%, 14.8%, and 11.6%, respectively, at March 31, 2024, compared to 8.8%, 12.4%, 14.6%, and 11.4%, respectively, at December 31, 2023.

Central Pacific Financial Reports First Quarter 2024 Earnings of $12.9 Million

On April 23, 2024, the Company's Board of Directors declared a quarterly cash dividend of $0.26 per share on its outstanding common shares. The dividend will be payable on June 17, 2024 to shareholders of record at the close of business on May 31, 2024.

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.cpb.bank. Alternatively, investors may participate in the live call by dialing 1-800-715-9871 (access code: 1551295). A playback of the call will be available through May 24, 2024 by dialing 1-800-770-2030 (access code: 1551295) and on the Company's website. Information which may be discussed in the conference call is provided in an earnings supplement presentation on the Company's website at http://ir.cpb.bank.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $7.41 billion in assets as of March 31, 2024. Central Pacific Bank, its primary subsidiary, operates 27 branches and 55 ATMs in the State of Hawaii. For additional information, please visit the Company's website at http://www.cpb.bank.

**********

Central Pacific Financial Reports First Quarter 2024 Earnings of $12.9 Million

Forward-Looking Statements
This document may contain forward-looking statements ("FLS") concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, payment or nonpayment of dividends, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. (the "Company") or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our business initiatives; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believe," "plan," "anticipate," "seek," "expect," "intend," "forecast," "hope," "target," "continue," "remain," "estimate," "will," "should," "may" and other similar expressions are intended to identify FLS but are not the exclusive means of identifying such statements.

While we believe that our FLS and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the effects of inflation and interest rate fluctuations; the adverse effects of recent bank failures and the potential impact of such developments on customer confidence, deposit behavior, liquidity and regulatory responses thereto; the adverse effects of the COVID-19 pandemic virus (and its variants) and other pandemic viruses on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees, as well as the effects of government programs and initiatives in response thereto; supply chain disruptions; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, and earthquakes) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau, government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings and lawsuits we are or may become subject to, or regulatory or other governmental inquiries and proceedings and the resolution thereof; the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to, and the effect of any recurring or special FDIC assessments; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters and the cost and resources required to implement such changes; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; securities market and monetary fluctuations, including the impact resulting from the elimination of the London Interbank Offered Rate Index; negative trends in our market capitalization and adverse changes in the price of the Company's common stock; the effects of any acquisitions or dispositions we may make; political instability; acts of war or terrorism; changes in consumer spending, borrowings and savings habits; technological changes and developments; cybersecurity and data privacy breaches and the consequence therefrom; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; our ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; changes in the competitive environment among financial holding companies and other financial service providers; our ability to successfully implement our initiatives to lower our efficiency ratio; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; our ability to successfully implement and achieve the objectives of our Banking-as-a-Service initiatives, including adoption of the initiatives by customers and risks faced by any of our bank collaborations including reputational and regulatory risk; and our success at managing the risks involved in the foregoing items.

For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the FLS, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the FLS contained in this document. FLS speak only as of the date on which such statements are made. We undertake no obligation to update any FLS to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended
(Dollars in thousands,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
except for per share amounts)	2024	2023	2023	2023	2023
CONDENSED INCOME STATEMENT
Net interest income	$50,187	$51,142	$51,928	$52,734	$54,196
Provision for credit losses	3,936	4,653	4,874	4,319	1,852
Total other operating income	11,244	15,172	10,047	10,435	11,009
Total other operating expense	40,576	42,522	39,611	39,903	42,107
Income tax expense	3,974	4,273	4,349	4,472	5,059
Net income	12,945	14,866	13,141	14,475	16,187
Basic earnings per share	$0.48	$0.55	$0.49	$0.54	$0.60
Diluted earnings per share	0.48	0.55	0.49	0.53	0.60
Dividends declared per share	0.26	0.26	0.26	0.26	0.26

PERFORMANCE RATIOS
Return on average assets (ROA) [1]	0.70%	0.79%	0.70%	0.78%	0.87%
Return on average shareholders’ equity (ROE) [1]	10.33	12.55	10.95	12.12	13.97
Average shareholders’ equity to average assets	6.73	6.32	6.39	6.40	6.23
Efficiency ratio [2]	66.05	64.12	63.91	63.17	64.58
Net interest margin (NIM) [1]	2.83	2.84	2.88	2.96	3.08
Dividend payout ratio [3]	54.17	47.27	53.06	49.06	43.33

SELECTED AVERAGE BALANCES
Average loans, including loans held for sale	$5,400,558	$5,458,245	$5,507,248	$5,543,398	$5,525,988
Average interest-earning assets	7,140,264	7,208,613	7,199,866	7,155,606	7,112,377
Average assets	7,449,661	7,498,097	7,510,537	7,463,629	7,443,767
Average deposits	6,659,812	6,730,883	6,738,071	6,674,650	6,655,660
Average interest-bearing liabilities	5,009,542	5,023,321	4,999,820	4,908,120	4,820,660
Average shareholders’ equity	501,120	473,708	480,118	477,711	463,556

[1] ROA and ROE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).
[2] Efficiency ratio is defined as total other operating expense divided by total revenue (net interest income and total other operating income).
[3] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2024	2023	2023	2023	2023
REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage ratio	9.0%	8.8%	8.7%	8.7%	8.6%
Tier 1 risk-based capital ratio	12.6	12.4	11.9	11.8	11.5
Total risk-based capital ratio	14.8	14.6	14.1	13.9	13.6
Common equity tier 1 capital ratio	11.6	11.4	11.0	10.9	10.6
Central Pacific Bank
Leverage ratio	9.4	9.2	9.1	9.1	9.0
Tier 1 risk-based capital ratio	13.1	12.9	12.4	12.3	12.0
Total risk-based capital ratio	14.3	14.1	13.7	13.5	13.2
Common equity tier 1 capital ratio	13.1	12.9	12.4	12.3	12.0

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(dollars in thousands, except for per share amounts)	2024	2023	2023	2023	2023
BALANCE SHEET
Total loans, net of deferred fees and costs	$5,401,417	$5,438,982	$5,508,710	$5,520,683	$5,557,397
Total assets	7,409,999	7,642,796	7,637,924	7,567,592	7,521,247
Total deposits	6,618,854	6,847,592	6,874,745	6,805,737	6,746,968
Long-term debt	156,163	156,102	156,041	155,981	155,920
Total shareholders’ equity	507,203	503,815	468,598	476,279	470,926
Total shareholders’ equity to total assets	6.84%	6.59%	6.14%	6.29%	6.26%

ASSET QUALITY
Allowance for credit losses (ACL)	$63,532	$63,934	$64,517	$63,849	$63,099
Nonaccrual loans	10,132	7,008	6,652	11,061	5,313
Non-performing assets (NPA)	10,132	7,008	6,652	11,061	5,313
Ratio of ACL to total loans	1.18%	1.18%	1.17%	1.16%	1.14%
Ratio of NPA to total assets	0.14%	0.09%	0.09%	0.15%	0.07%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$18.76	$18.63	$17.33	$17.61	$17.44
Closing market price per common share	19.75	19.68	16.68	15.71	17.90

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 2

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands, except share data)	2024	2023	2023	2023	2023
ASSETS
Cash and due from financial institutions	$98,410	$116,181	$108,818	$129,071	$108,535
Interest-bearing deposits in other financial institutions	214,472	406,256	329,913	181,913	90,247
Investment securities:
Available-for-sale debt securities, at fair value	660,833	647,210	625,253	664,071	687,188
Held-to-maturity debt securities, at amortized cost; fair value of: $541,685 at March 31, 2024, $565,178 at December 31, 2023, $531,887 at September 30, 2023, $581,222 at June 30, 2023, and $599,300 at March 31, 2023	624,948	632,338	640,053	649,946	658,596
Total investment securities	1,285,781	1,279,548	1,265,306	1,314,017	1,345,784
Loans held for sale	755	1,778	—	2,593	—
Loans, net of deferred fees and costs	5,401,417	5,438,982	5,508,710	5,520,683	5,557,397
Less: allowance for credit losses	(63,532)	(63,934)	(64,517)	(63,849)	(63,099)
Loans, net of allowance for credit losses	5,337,885	5,375,048	5,444,193	5,456,834	5,494,298
Premises and equipment, net	97,688	96,184	97,378	96,479	93,761
Accrued interest receivable	21,957	21,511	21,529	20,463	20,473
Investment in unconsolidated entities	40,780	41,546	42,523	45,218	45,953
Mortgage servicing rights	8,599	8,696	8,797	8,843	8,943
Bank-owned life insurance	172,228	170,706	168,543	168,136	168,244
Federal Home Loan Bank of Des Moines ("FHLB") stock	6,921	6,793	10,995	10,960	11,960
Right-of-use lease assets	32,079	29,720	32,294	33,247	34,237
Other assets	92,444	88,829	107,635	99,818	98,812
Total assets	$7,409,999	$7,642,796	$7,637,924	$7,567,592	$7,521,247
LIABILITIES
Deposits:
Noninterest-bearing demand	$1,848,554	$1,913,379	$1,969,523	$2,009,387	$2,028,087
Interest-bearing demand	1,290,321	1,329,189	1,345,843	1,359,978	1,386,913
Savings and money market	2,211,966	2,209,733	2,209,550	2,184,652	2,184,675
Time	1,268,013	1,395,291	1,349,829	1,251,720	1,147,293
Total deposits	6,618,854	6,847,592	6,874,745	6,805,737	6,746,968
FHLB advances and other short-term borrowings	—	—	—	—	25,000
Long-term debt, net of unamortized debt issuance costs of: $384 at March 31, 2024, $445 at December 31, 2023, $506 at September 30, 2023, $566 at June 30, 2023 and $627 at March 31, 2023	156,163	156,102	156,041	155,981	155,920
Lease liabilities	33,169	30,634	33,186	34,111	35,076
Accrued interest payable	16,654	18,948	16,752	11,402	7,688
Other liabilities	77,956	85,705	88,602	84,082	79,669
Total liabilities	6,902,796	7,138,981	7,169,326	7,091,313	7,050,321
EQUITY
Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023, and March 31, 2023	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 27,042,326 at March 31, 2024, 27,045,033 at December 31, 2023, 27,043,169 at September 30, 2023, 27,045,792 at June 30, 2023, and 27,005,545 at March 31, 2023	404,494	405,439	405,439	405,511	405,866
Additional paid-in capital	103,130	102,982	102,550	101,997	101,188
Retained earnings	123,902	117,990	110,156	104,046	96,600
Accumulated other comprehensive loss	(124,323)	(122,596)	(149,547)	(135,275)	(132,728)
Total shareholders' equity	507,203	503,815	468,598	476,279	470,926
Total liabilities and equity	$7,409,999	$7,642,796	$7,637,924	$7,567,592	$7,521,247

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 3

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands, except per share data)	2024	2023	2023	2023	2023
Interest income:
Interest and fees on loans	$62,819	$62,429	$62,162	$60,455	$58,269
Interest and dividends on investment securities:
Taxable investment securities	7,211	7,292	7,016	7,145	7,336
Tax-exempt investment securities	655	686	709	727	790
Interest on deposits in other financial institutions	3,611	3,597	2,412	877	277
Dividend income on FHLB stock	106	109	113	120	136
Total interest income	74,402	74,113	72,412	69,324	66,808
Interest expense:
Interest on deposits:
Interest-bearing demand	499	467	460	411	363
Savings and money market	8,443	7,459	6,464	4,670	3,386
Time	12,990	12,741	11,268	8,932	6,264
Interest on short-term borrowings	—	—	—	378	761
Interest on long-term debt	2,283	2,304	2,292	2,199	1,838
Total interest expense	24,215	22,971	20,484	16,590	12,612
Net interest income	50,187	51,142	51,928	52,734	54,196
Provision for credit losses	3,936	4,653	4,874	4,319	1,852
Net interest income after provision for credit losses	46,251	46,489	47,054	48,415	52,344
Other operating income:
Mortgage banking income	613	611	765	690	526
Service charges on deposit accounts	2,103	2,312	2,193	2,137	2,111
Other service charges and fees	5,261	5,349	5,203	4,994	4,985
Income from fiduciary activities	1,435	1,272	1,234	1,068	1,321
Income from bank-owned life insurance	1,522	2,015	379	1,185	1,291
Net loss on sales of investment securities	—	(1,939)	(135)	—	—
Other	310	5,552	408	361	775
Total other operating income	11,244	15,172	10,047	10,435	11,009
Other operating expense:
Salaries and employee benefits	20,735	20,164	19,015	20,848	22,023
Net occupancy	4,600	4,676	4,725	4,310	4,474
Computer software	4,287	4,026	4,473	4,621	4,606
Legal and professional services	2,320	2,245	2,359	2,469	2,886
Equipment	1,010	968	1,112	932	946
Advertising	914	1,045	968	942	933
Communication	837	632	809	791	778
Other	5,873	8,766	6,150	4,990	5,461
Total other operating expense	40,576	42,522	39,611	39,903	42,107
Income before income taxes	16,919	19,139	17,490	18,947	21,246
Income tax expense	3,974	4,273	4,349	4,472	5,059
Net income	$12,945	$14,866	$13,141	$14,475	$16,187
Per common share data:
Basic earnings per share	$0.48	$0.55	$0.49	$0.54	$0.60
Diluted earnings per share	0.48	0.55	0.49	0.53	0.60
Cash dividends declared	0.26	0.26	0.26	0.26	0.26
Basic weighted average shares outstanding	27,046,525	27,044,121	27,042,762	27,024,043	26,999,138
Diluted weighted average shares outstanding	27,099,101	27,097,285	27,079,484	27,071,478	27,122,012

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 4

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$265,418	5.47%	$3,611	$261,594	5.45%	$3,597	$24,957	4.51%	$277
Investment securities:
Taxable	1,324,657	2.18	7,211	1,331,752	2.19	7,292	1,395,985	2.10	7,336
Tax-exempt [1]	142,830	2.32	829	146,803	2.36	868	153,067	2.61	1,000
Total investment securities	1,467,487	2.19	8,040	1,478,555	2.21	8,160	1,549,052	2.15	8,336
Loans, including loans held for sale	5,400,558	4.67	62,819	5,458,245	4.55	62,429	5,525,988	4.26	58,269
FHLB stock	6,801	6.24	106	10,219	4.30	109	12,380	4.40	136
Total interest-earning assets	7,140,264	4.19	74,576	7,208,613	4.10	74,295	7,112,377	3.80	67,018
Noninterest-earning assets	309,397			289,484			331,390
Total assets	$7,449,661			$7,498,097			$7,443,767

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,296,865	0.15%	$499	$1,315,943	0.14%	$467	$1,415,155	0.10%	$363
Savings and money market deposits	2,218,250	1.53	8,443	2,217,065	1.33	7,459	2,182,942	0.63	3,386
Time deposits up to $250,000	544,279	3.21	4,339	478,085	2.80	3,373	341,396	1.35	1,137
Time deposits over $250,000	794,019	4.38	8,651	856,159	4.34	9,368	689,432	3.02	5,127
Total interest-bearing deposits	4,853,413	1.82	21,932	4,867,252	1.68	20,667	4,628,925	0.88	10,013
FHLB advances and other short-term borrowings	—	—	—	—	—	—	64,462	4.79	761
Long-term debt	156,129	5.88	2,283	156,069	5.86	2,304	127,273	5.86	1,838
Total interest-bearing liabilities	5,009,542	1.94	24,215	5,023,321	1.81	22,971	4,820,660	1.06	12,612
Noninterest-bearing deposits	1,806,399			1,863,631			2,026,735
Other liabilities	132,600			137,437			132,816
Total liabilities	6,948,541			7,024,389			6,980,211
Total equity	501,120			473,708			463,556
Total liabilities and equity	$7,449,661			$7,498,097			$7,443,767

Net interest income			$50,361			$51,324			$54,406

Interest rate spread		2.25%			2.29%			2.74%

Net interest margin		2.83%			2.84%			3.08%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans by Geographic Distribution
(Unaudited)	TABLE 5

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2024	2023	2023	2023	2023
HAWAII:
Commercial and industrial	$420,009	$421,736	$406,433	$374,601	$376,979
Real estate:
Construction	145,213	163,337	174,057	168,012	154,303
Residential mortgage	1,924,889	1,927,789	1,930,740	1,942,906	1,941,230
Home equity	729,210	736,524	753,980	750,760	743,908
Commercial mortgage	1,103,174	1,063,969	1,045,625	1,037,826	1,030,086
Consumer	306,563	322,346	338,248	327,790	342,922
Total loans, net of deferred fees and costs	4,629,058	4,635,701	4,649,083	4,601,895	4,589,428
Less: Allowance for credit losses	(48,739)	(48,189)	(48,105)	(44,828)	(44,062)
Loans, net of allowance for credit losses	$4,580,319	$4,587,512	$4,600,978	$4,557,067	$4,545,366

U.S. MAINLAND: [1]
Commercial and industrial	$156,087	$153,971	$157,373	$170,557	$179,906
Real estate:
Construction	23,356	22,182	37,455	32,807	27,171
Commercial mortgage	319,088	318,933	319,802	329,736	331,546
Consumer	273,828	308,195	344,997	385,688	429,346
Total loans, net of deferred fees and costs	772,359	803,281	859,627	918,788	967,969
Less: Allowance for credit losses	(14,793)	(15,745)	(16,412)	(19,021)	(19,037)
Loans, net of allowance for credit losses	$757,566	$787,536	$843,215	$899,767	$948,932

TOTAL:
Commercial and industrial	$576,096	$575,707	$563,806	$545,158	$556,885
Real estate:
Construction	168,569	185,519	211,512	200,819	181,474
Residential mortgage	1,924,889	1,927,789	1,930,740	1,942,906	1,941,230
Home equity	729,210	736,524	753,980	750,760	743,908
Commercial mortgage	1,422,262	1,382,902	1,365,427	1,367,562	1,361,632
Consumer	580,391	630,541	683,245	713,478	772,268
Total loans, net of deferred fees and costs	5,401,417	5,438,982	5,508,710	5,520,683	5,557,397
Less: Allowance for credit losses	(63,532)	(63,934)	(64,517)	(63,849)	(63,099)
Loans, net of allowance for credit losses	$5,337,885	$5,375,048	$5,444,193	$5,456,834	$5,494,298

[1] U.S. Mainland includes territories of the United States.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 6

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2024	2023	2023	2023	2023
Noninterest-bearing demand	$1,848,554	$1,913,379	$1,969,523	$2,009,387	$2,028,087
Interest-bearing demand	1,290,321	1,329,189	1,345,843	1,359,978	1,386,913
Savings and money market	2,211,966	2,209,733	2,209,550	2,184,652	2,184,675
Time deposits up to $250,000	544,600	533,898	465,543	427,864	372,150
Core deposits	5,895,441	5,986,199	5,990,459	5,981,881	5,971,825

Government time deposits	235,463	374,581	400,130	383,426	360,501
Other time deposits greater than $250,000	487,950	486,812	484,156	440,430	414,642
Total time deposits greater than $250,000	723,413	861,393	884,286	823,856	775,143
Total deposits	$6,618,854	$6,847,592	$6,874,745	$6,805,737	$6,746,968

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Nonperforming Assets and Accruing Loans 90+ Days Past Due
(Unaudited)	TABLE 7

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2024	2023	2023	2023	2023
Nonaccrual loans:
Commercial and industrial	$357	$432	$352	$319	$264
Real estate:
Construction	—	—	—	4,851	—
Residential mortgage	7,979	4,962	4,949	4,385	3,445
Home equity	929	834	677	797	712
Commercial mortgage	77	77	77	77	77
Consumer	790	703	597	632	815
Total nonaccrual loans	10,132	7,008	6,652	11,061	5,313
Other real estate owned ("OREO")	—	—	—	—	—
Total nonperforming assets ("NPAs")	10,132	7,008	6,652	11,061	5,313
Accruing loans 90+ days past due:
Real estate:
Construction	588	—	—	—	—
Residential mortgage	386	—	794	959	—
Home equity	560	229	—	133	—
Consumer	924	1,083	2,120	2,207	1,908
Total accruing loans 90+ days past due	2,458	1,312	2,914	3,299	1,908
Total NPAs and accruing loans 90+ days past due	$12,590	$8,320	$9,566	$14,360	$7,221

Ratio of total nonaccrual loans to total loans	0.19%	0.13%	0.12%	0.20%	0.10%
Ratio of total NPAs to total assets	0.14	0.09	0.09	0.15	0.07
Ratio of total NPAs to total loans and OREO	0.19	0.13	0.12	0.20	0.10
Ratio of total NPAs and accruing loans 90+ days past due to total loans and OREO	0.23	0.15	0.17	0.26	0.13

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$7,008	$6,652	$11,061	$5,313	$5,251
Additions	4,792	1,836	2,311	7,105	1,609
Reductions:
Payments	(263)	(268)	(5,718)	(290)	(505)
Return to accrual status	(198)	(137)	(207)	(212)	(14)
Net charge-offs, valuation and other adjustments	(1,207)	(1,075)	(795)	(855)	(1,028)
Total reductions	(1,668)	(1,480)	(6,720)	(1,357)	(1,547)
Balance at end of quarter	$10,132	$7,008	$6,652	$11,061	$5,313

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Credit Losses on Loans
(Unaudited)	TABLE 8

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2024	2023	2023	2023	2023
Allowance for credit losses:
Balance at beginning of period	$63,934	$64,517	$63,849	$63,099	$63,738

Provision for credit losses on loans	4,121	4,959	4,526	4,135	1,615

Charge-offs:
Commercial and industrial	(682)	(419)	(402)	(362)	(779)
Consumer	(4,838)	(5,976)	(4,710)	(3,873)	(2,686)
Total charge-offs	(5,520)	(6,395)	(5,112)	(4,235)	(3,465)

Recoveries:
Commercial and industrial	90	84	261	125	250
Real estate:
Construction	—	—	1	—	—
Residential mortgage	8	7	10	7	53
Home equity	6	42	—	15	—
Consumer	893	720	982	703	908
Total recoveries	997	853	1,254	850	1,211
Net charge-offs	(4,523)	(5,542)	(3,858)	(3,385)	(2,254)
Balance at end of period	$63,532	$63,934	$64,517	$63,849	$63,099

Average loans, net of deferred fees and costs	$5,400,558	$5,458,245	$5,507,248	$5,543,398	$5,525,988
Ratio of annualized net charge-offs to average loans	0.34%	0.41%	0.28%	0.24%	0.16%
Ratio of ACL to total loans	1.18	1.18	1.17	1.16	1.14